XPEDITE SYSTEMS, INC.

                         SUBSIDIARIES OF THE REGISTRANT


  Xpedite Systems Worldwide, Inc., a Delaware corporation

  Xpedite Systems Canada, Ltd., a Delaware corporation

  Xpedite Systems Canada, Inc., a Canadian corporation

  Swift Global Communications Inc., a Delaware corporation
    The following entities are subsidiaries of Swift Global Communications Inc.:
            Swift Global International Ltd., a New York corporation
            Swift Global Communications H.K. Limited, a Hong Kong corporation Phone Technology Inc., a Delaware corporation

  ViTel International Holding Company, Inc., a Delaware corporation
    The  following  entities  are  subsidiaries  of  ViTel   International
          Holding   Company,   Inc.:
             ViTel Limited, a United Kingdom corporation
             ViTel Scandinavia A/S Kolding, Denmark, a Danish corporation
             ViTel Bureau Services Limited, a United Kingdom corporation
             ViTel International (H.K.) Limited, a Hong Kong corporation
             ViTel Malaysia Sdn Bhd, a Malaysian corporation
             ViTel International (Australia) Pty Ltd., an Australian corporation ViTel International (New Zealand) Ltd., a New Zealand corporation
             ViTel International,   Inc.,   a  New  York   corporation
             ViTel International, Inc., a Delaware corporation
             ViTel Telecommunications of Canada, Inc., a Canadian corporation ViTel (Japan) Limited, a Japanese corporation
             ViTel International (AustralAsia) Ltd., a New Zealand corporation ViTel Data Network Limited, a Hong Kong corporation
             ViTel GmbH, a German corporation

  Comwave Communications AG, a Swiss corporation
       The following entities are subsidiaries of Comwave Communications AG:
            Comwave (U.K.) Ltd., a United Kingdom corporation
            Comwave GmbH, a German corporation
            U.S. Comwave Communications, Inc., a New York corporation Comwave Communications Sarl, a French corporation